Exhibit 10(x)

                           NON-QUALIFIED STOCK OPTION
                           --------------------------


     THIS OPTION granted this twenty-second day of June, 2004, by PATRICK INDUSTRIES, INC. (hereinafter called the "Company"), to "EMPLOYEE" (hereinafter called the "Employee");


                                   WITNESSETH
                                   ----------

     WHEREAS, the Company's Stock Option Committee (the "Committee") believes it would be to the best interest of the Company and its shareholders for its key employees to increase their stock interest in the Company in order that they will have a greater incentive to work for and manage the Company's affairs in such a way that its shares may become more valuable; and

     WHEREAS, the Employee is employed by the Company as such a key employee;

     NOW, THEREFORE, in consideration of the premises and of the services required under paragraph 2 in order to receive benefits hereunder the Committee hereby grants this option to the Employee on the terms hereinafter expressed:

     1. Option Grant - The Company hereby grants to the Employee an option to purchase a total of 0,000 shares of Common Stock ("Common Stock") of the Company at the option price of $10.01 per share, being the fair market value of such shares on June 22, 2004.

     2. Time of Exercise - Subject to the provisions of paragraph 6, this option may be exercised (as described in paragraph 3 hereof) with respect to 25% of the option shares at the end of the first year from the date hereof and with respect to an additional 25% of the option shares at the end of each year thereafter, subject to the following limitations:

     (a) This option may not be exercised prior to twelve (12) months from the date hereof and not more than six (6) years from the date hereof (the "Expiration Date").

     (b) In the event that the Employee terminates employment with the Company or any of its subsidiaries for any reason (other than retirement, death or disability), this option may be exercised within the six (6) month period following the date of termination of employment, but only to the extent that the option is exercisable on date of termination of employment, and in no event later than the Expiration Date.

     (c) In the event that the Employee retires in accordance with any retirement plan then in effect for the Company or any of its subsidiaries, dies or terminates employment with the Company or any of its subsidiaries by reason of the Employee's Disability, this option may be exercised within a one (1) year period following the date of death or termination of employment, but only to the extent the option was exercisable on the date of death or termination and no later than the Expiration Date. In the event of death or Disability, the legal representative of the Employee, the Employee's estate, or the person to whom this option passes by will or the laws of descent and distribution shall be entitled to exercise this option. For these purposes, "Disability" shall mean the inability of the Employee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that (i) can be expected to result in death, (ii) has lasted for a continuous period of not less than 12 months, or (iii) can be expected to last for a continuous period of not less than 12 months.

     (d) If the Employee dies within twelve (12) months after termination by reason of Disability or retirement or within six (6) months after any other termination of employment, this option may be exercised in whole or in part and from time to time, only within a period of twelve (12) months after the Employee's death (but no later than the Expiration
          Date), by the Employee's estate or the person to whom the option passes by will or the laws of descent and distribution, but only to the extent that the Employee could have exercised this option during such periods in accordance with paragraphs 2(a), 2(b) and 2(c).

     3. Exercise of Option - This option may be exercised only by appropriate notice in writing delivered to the Secretary of the Company at Elkhart, Indiana, and accompanied by a check payable to the order of the Company for the full purchase price of the shares and any taxes required to be withheld thereon. The Employee shall also submit, if then required by any federal or state securities law, a written representation that at the time of exercise it is the Employee's intention to acquire the shares for investment and not for resale.

     4. Nontransferability of Option - This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Employee's lifetime, only by the Employee.

     5. Delivery of Certificates - The Company shall not be required to issue or deliver any certificate for its Common Stock purchased upon the exercise of this option prior to the admission of such shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If at any time during the option period the Company shall be advised by its counsel that the shares deliverable upon an exercise of the option are required to be registered under the Federal Securities Act of 1933 or any state securities law, or that delivery of such shares must be accompanied or preceded by a Prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such Prospectus not later than a reasonable time following each exercise of this option, but delivery of shares by the Company may be deferred until such registration is effected or such Prospectus is available. The employee shall have no interest in shares covered by this option until certificates for said shares are issued.

     6. Adjustment Provisions - If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares then remaining subject to purchase hereunder shall be changed in proportion to such change in issued shares and the option price per share shall be adjusted so that the total consideration payable to the Company upon the purchase of all shares not theretofore purchased shall not be changed.

     If, during the term of this option, the Common Stock of the Company shall be changed into cash, securities, or evidences of indebtedness of another corporation, other property, or any combination thereof, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction (a "Transaction"), the Company shall cause adequate provision to be made whereby
(i) the Employee shall thereafter be entitled to receive upon the due exercise of this option, the cash, securities, evidences of indebtedness, other property, or any combination thereof the Employee would have been entitled to receive for Common Stock acquired through exercise of this option immediately prior to the effective date of such Transaction and (ii) if the Employee's employment is terminated without cause following the Transaction during the term of this option, this option shall become fully exercisable for the balance of the option term. For these purposes, "cause" shall mean (A) commission of a felony involving moral turpitude, (B) substantial failure to perform the duties required by the Employee's employment or (C) material negligence or misconduct in the performance of those duties, all as determined by the Board of Directors of the Company. If appropriate, the option price of the shares or securities remaining subject to purchase following such Transaction may be adjusted, in each case in such equitable manner as the Committee and the Board of Directors may select.

     If the Board of Directors of the Company determines that the Company is unable to cause adequate provision to be made to allow the Employee to continue to benefit from the option after the Transaction, the option shall become fully vested and cancelled in exchange for a lump sum payment from the Company in an amount equal to the excess of the then value of the Common Stock as established in the Transaction over the option price.

     7. Amendment - The terms and conditions of this option may be amended by the mutual agreement of the Company and the Employee or such other persons as may have an interest herein, evidenced in writing.

     IN WITNESS WHEREOF, the Committee has caused this option to be executed on the date first above written.


                                                   PATRICK INDUSTRIES, INC.



                                                   By________________________
                                                            President